EXHIBIT 99.1

Historical Revenue by Product Family

	Q4’03	% of Total	% Δ Q/Q	% Δ Y/Y	Q3’03	% of Total	% Δ Q/Q	% Δ Y/Y	Q2’03	% of Total	% Δ Q/Q	% Δ Y/Y	Q1’03	% of Total	% Δ Q/Q	% Δ Y/Y
McAfee Security	$180,487	67%	15%	4%	$157,594	69%	7%	-2%	$146,675	68%	-2%	-14%	$150,056	68%	-14%	-12%
- Enterprise	65,345	24%	20%	10%	54,635	24%	7%	9%	51,214	24%	-6%	-10%	54,721	24%	-8%	0%
- SMB	53,832	20%	-1%	-25%	54,576	24%	-2%	-18%	55,463	25%	-19%	-25%	68,685	32%	-4%	-12%
- Consumer	61,310	23%	27%	43%	48,383	21%	21%	8%	39,998	19%	50%	3%	26,650	12%	-38%	-28%
Sniffer	63,933	23%	34%	-10%	47,745	21%	-4%	-29%	49,590	23%	1%	-25%	48,908	22%	-31%	-20%
Magic	17,329	6%	20%	-2%	14,441	6%	-10%	-21%	16,110	7%	5%	-12%	15,284	7%	-14%	8%
IntruShield	9,122	3%	67%	0%	5,478	3%	502%	0%	910	0%	0%	0%	—	0%	0%	0%
NAI Labs	1,351	1%	-46%	-67%	2,517	1%	-27%	-46%	3,433	2%	-8%	-16%	3,722	2%	-10%	-16%
PGP	—	0%	0%	0%	—	0%	-100%	-100%	307	0%	-77%	-94%	1,344	1%	-54%	-79%

NAI	$272,222	100%	20%	1%	$227,775	100%	5%	-10%	$217,025	100%	-1%	-18%	$219,314	100%	-19%	-14%